EXHIBIT 10.5

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment"), effective October 31, 2004 ("Effective Date"), is made between NS8 Corporation, a Delaware corporation ("Company"), and Ricardo Rosado ("Principal") (together referred to herein as the "Parties").

     WHEREAS the Parties acknowledge and affirm that Principal has previously executed an Employment Agreement with the Company, dated June 7, 2002 (attached hereto as Attachment A), and amended pursuant to the Amendment to Principal
Employment  Agreement,  effective January 7, 2004 (attached hereto as Attachment
B)  (together  the  "Prior  Agreements").

     NOW THEREFORE in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree to amend the Prior Agreements as follows:

     The parties agree and acknowledge that by entering into this Amendment, the Prior Agreements are impliedly and explicitly deemed cancelled and void as of November 1, 2004 ("Date of Cancellation"), except as specifically set forth below, and that any sums which would have been due under the Prior Agreements cease to accrue as of that Date of Cancellation. The parties also agree that any accrued sums due prior to the Date of Cancellation under the Prior Agreements will be paid on a pro rata basis at the discretion of the Board of Directors as such funds become available.

     Principal  herein  affirms the survival of the following obligations to the
Company:

          1. Covenant Not To Compete. During Principal's employment by the Company and for a period expiring two (2) years after the termination of Principal's employment for any reason, Principal covenants and agrees that Principal will not:


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          a.     Directly,  indirectly,  or  otherwise,  own,  manage,  operate, control, serve as a consultant to, be employed by, participate in, or be connected, in any manner, with the ownership, management, operation or control of any business that competes with the Business or that competes with the Company or any of its affiliates or that is engaged in any type of business which, at any time during Principal's employment with the Company or any of its affiliates planned to develop.

          b. Hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, Principal or agent of the Company, or any of its affiliates, to alter or discontinue a relationship with the Company or to do any act that is inconsistent with the interests of the Company or any of its affiliates;

          c. Directly or indirectly solicit, divert, take away or attempt to solicit, divert or take away any customers of the Company or any of its affiliates; or

          d. Directly or indirectly solicit, divert, or in any other manner persuade or attempt to persuade any supplier of the Company or any of its affiliates to alter or discontinue its relationship with the Company or any of its affiliates.

     For the purposes of this Section 1, businesses that are deemed to compete with the Company include, without limitation, businesses engaged in software development, digital media communications, and the development and operation of Internet websites and services. Because the Company does business in the United States and Canada, the geographic scope of the prohibitions in this Section 1 shall be the United States and Canada. Notwithstanding Principal's obligations under this Section 1, Principal will be entitled to own, as a passive investor, up to five percent (5%) of any publicly traded company without violating this provision.

     Employer and the Company agree that: this provision does not impose an undue hardship on Principal and is not injurious to the public; that this provision is necessary to protect the business of the Company and its


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affiliates;  the  nature  of Principal's responsibilities with the Company under this Amendment require Principal to have access to confidential information which is valuable and confidential to all of the Business; the scope of this
Section 1 is reasonable in terms of length of time and geographic scope; and adequate consideration supports this Section 7, including consideration herein.

          2. Confidential Information. Principal recognizes that the Company's Business and continued success depend upon the use and protection of confidential and proprietary business information, including, without limitation, the information and technology developed by or available through licenses to the Company related to its decision support and expert systems, to which Principal has access (all such information being "Confidential Information"). For purposes of this Amendment, the phrase "Confidential Information" includes, for the Company and its current or future subsidiaries and affiliates, without limitation, and whether or not specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets and customers; financial information; information concerning the development of new products and services; information concerning any personnel of the Company (including, without limitation, skills and compensation information); and technical and non-technical data related to software programs, designs, specifications, compilations, inventions, improvements, methods, processes, procedures and techniques; provided, however, that the phrase does not include information that
            --------  -------
(a) was lawfully in Principal's possession prior to disclosure of such information by the Company; (b) was, or at any time becomes, available in the public domain other than through a violation of this Amendment; (c) is documented by the Company as having been developed by Principal outside the scope of Principal's employment and independently; or (d) is furnished to Principal by a third party not under an obligation of confidentiality to the Company. Principal agrees that during Principal's employment and after termination of employment irrespective of cause, Principal will use Confidential Information only for the benefit of the Company and will not directly or indirectly use or divulge, or permit others to use or divulge, any Confidential Information for any reason, except as authorized by the Company. Principal's obligation under this Amendment is in addition to any obligations Principal has under state or federal law. Principal agrees to deliver to the Company


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immediately  upon  termination  of  Principal's  employment,  or at any time the
Company so requests, all tangible items containing any Confidential Information (including, without limitation, all memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes taken by or provided to the Company, and any other documents or items of a confidential nature belonging to the Company), together with all copies of such material in Principal's possession or control. Principal agrees that in the course of Principal's employment with the Company, Principal will not violate in any way the rights that any entity has with regard to trade secrets or proprietary or confidential information. Principal's obligations under this Section 2 are indefinite in term and shall survive the termination of this Amendment.

          3. Work Product and Copyrights. Principal agrees that all right, title and interest in and to the materials resulting from the performance of Principal's duties at the Company and all copies thereof, including works in progress, in whatever media, (the "Work"), will be and remain in Employer upon their creation. Principal will mark all Work with the Company's copyright or other proprietary notice as directed by the Company. Principal further agrees:

     3.1 To the extent that any portion of the Work constitutes a work protectable under the copyright laws of the United States (the "Copyright Law"), that all such Work will be considered a "work made for hire" as such term is used and defined in the Copyright Law, and that the Company will be considered the "author" of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; and

     3.2 If any portion of the Work does not qualify as a "work made for hire" as such term is used and defined in the Copyright Law, that Principal hereby assigns and agrees to assign to the Company, without further consideration, all right, title and interest in and to such Work or in any such portion thereof and any copyright therein and further agrees to execute and deliver to the Company, upon request, appropriate assignments of such Work and copyright therein and such other documents and instruments as the Company may request to fully and completely assign such Work and copyright therein to the Company, its successors or nominees, and that Principal hereby appoints the Company as attorney-in-fact to execute and deliver any such documents on Principal's behalf in the event Principal should fail or refuse to do so within a reasonable period following the Company's request.

          4. Inventions and Patents. For purposes of this Amendment, "Inventions" includes, without limitation, information, inventions,


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contributions,  improvements, ideas, or discoveries, whether protectable or not, and whether or not conceived or made during work hours. Principal agrees that all Inventions conceived or made by Principal during the period of employment with the Company belong to the Company, provided they grow out of Principal's work with the Company or are related in some manner to the Business, including, without limitation, research and product development, and projected business of the Company or its affiliated companies. Accordingly, Principal will:

          4.1 Make adequate written records of such Inventions, which records will be the Company's property;

          4.2 Assign to the Company, at its request, any rights Principal may have to such Inventions for the U.S. and all foreign countries;

          4.3 Waive and agree not to assert any moral rights Principal may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by the Company; and

          4.4 Assist the Company (at the Company's expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.

     Principal understands and agrees that the Company or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of the Company, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. The Company will pay to Principal, either during or after the term of this Amendment, the following amounts if Principal is sole inventor, or Principal's proportionate share if Principal is joint inventor:
$750.00 upon filing of the initial application for patent on such Invention; and $1,500.00 upon issuance of a patent resulting from such initial patent application, provided Principal is named as an inventor in the patent.

     Principal further agrees that Principal will promptly disclose in writing to the Company during the term of Principal's employment and for one (1) year thereafter, all Inventions whether developed during the time of such employment or thereafter (whether or not the Company has rights in such Inventions) so that


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Principal's  rights  and  the  Company's  rights  in  such  Inventions  can  be determined. Except as set forth on the initialed Exhibit A (List of Inventions) to this Amendment, if any, Principal represents and warrants that Principal has no Inventions, software, writings or other works of authorship useful to the Company in the normal course of the Business, which were conceived, made or written prior to the date of this Amendment and which are excluded from the operation of this Amendment.

     NOTICE:  In  accordance with Washington law, this Section 10 does not apply
     ------
to Inventions for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Principal's own time, unless: (a) the Invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Principal for the Company .

          4.5 Reassignment of Inventions Patents and Works to Principal. If the Principal assigns or transfers any Inventions, Patents, Works or other intellectual property rights (collectively, "Intellectual Property") to the Company, or any of its affiliates or subsidiaries, before or during the terms of this Amendment, and the Company becomes insolvent or can no longer continue to successfully commercialize the Intellectual Property, then Principal shall have the right to absolutely reacquire such Intellectual Property from the Company, or its affiliates or subsidiaries, as the case may be, upon request and the payment of the sum of $10.00 to the party to whom the Intellectual Property has been assigned or transferred. The Company or its affiliates or subsidiaries, as the case may be, shall then absolutely transfer and assign all right, title and interest in and to the Intellectual Property to the Principal free and clear of all claims and encumbrances whatsoever. Provided, however that if the Company, or any of its affiliates or subsidiaries (as the case may be) transfers, or enters into a binding agreement to transfer, the Intellectual Property, or any part of it, to a bona fide third party for value then Principal agrees to grant a full release of its rights hereunder to reacquire that part of the Intellectual Property that was or is agreed to transferred to such bona fide third party.

          All of the terms, provisos and conditions of this Amendment are hereby incorporated into the Prior Agreements by reference and shall form a part thereof for all purposes.


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     IN  WITNESS  WHEREOF,  the  parties  have  duly  signed  and delivered this
Amendment  as  of  the  day  and  year  first  above  written.

NS8  CORPORATION


By_________________________________
     Name:
     Title:


PRINCIPAL

/s/ Ricardo  Rosado
----------------------
Name:  Ricardo  Rosado


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                                    EXHIBIT A

                               LIST OF INVENTIONS

Refer to intellectual properties and filings of corporation for key inventor credits and contributions.



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